UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 24, 2025

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Hillcrest Avenue
Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 24, 2025, Hilltop Holdings Inc., or the Company, held its 2025 Annual Meeting of Stockholders, or the 2025 Annual Meeting. At the 2025 Annual Meeting, which was held virtually, stockholders were asked to vote on three proposals: the election of the 13 director nominees named in the proxy statement; a non-binding advisory vote to approve executive compensation; and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The voting results of the 2025 Annual Meeting are presented below.

Proposal No. 1: The stockholders elected the following 13 director nominees to serve on the Company’s Board of Directors until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified.

Name	For	Against	Withheld	Broker Non-Votes
Rhodes R. Bobbitt	29,751,107	-	20,342,230	5,956,093
Tracy A. Bolt	33,559,732	-	16,533,605	5,956,093
J. Taylor Crandall	25,931,915	-	24,161,422	5,956,093
Hill A. Feinberg	33,040,067	-	17,053,270	5,956,093
Jeremy B. Ford	33,345,406	-	16,747,931	5,956,093
Lee Lewis	32,316,981	-	17,776,356	5,956,093
Tom C. Nichols	34,073,683	-	16,019,654	5,956,093
W. Robert Nichols, III	20,057,239	-	30,036,098	5,956,093
Kenneth D. Russell	31,208,578	-	18,884,759	5,956,093
A. Haag Sherman	28,299,520	-	21,793,817	5,956,093
Jonathan S. Sobel	33,558,919	-	16,534,418	5,956,093
Robert C. Taylor, Jr.	25,739,196	-	24,354,141	5,956,093
Carl B. Webb	32,665,434	-	17,427,903	5,956,093

Proposal No. 2: The stockholders did not approve, on an advisory basis, the 2024 compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
21,056,192	28,696,186	340,959	5,956,093

Proposal No. 3: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
38,816,897	658,803	16,573,730	-

As previously announced, on April 24, 2025, Gerald J. Ford ceased serving as a member of the Board of Directors of the Company and, in connection therewith, was appointed Chairman Emeritus. Effective July 8, 2025, Mr. Ford resigned from his position as Chairman Emeritus of the Company. The Company has been informed that there is a dispute with respect to the authority of Mr. Ford and certain of his representatives to vote 15,544,674 shares beneficially owned by Diamond A Financial, L.P. (the “Disputed Shares”). If, in light of such dispute, the votes of the Disputed Shares were disregarded, the results disclosed above would be different, but there would be no change to the outcome of Proposal No. 1 or Proposal No. 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: July 29, 2025	By:	/s/ Corey G. Prestidge
		Name:	Corey G. Prestidge
		Title:	Executive Vice President,
General Counsel & Secretary

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